UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): February 26, 2004

                           UNITED HERITAGE CORPORATION
               (Exact name of Registrant as specified in charter)

           Utah                        000-9997                 87-0372864
----------------------------   ------------------------   ----------------------
(State or other jurisdiction   (Commission File Number)       (IRS Employer
     of incorporation)                                    Identification Number)

                       2 North Caddo Street, P.O. Box 1956
                           Cleburne, Texas 76033-1956
                    (Address of principal executive offices)

Registrant's telephone number, including area code: (817) 641-3681

                                 Not applicable
          (Former name or former address, if changed since last report)

FORWARD LOOKING STATEMENTS

      This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the Filings the words "anticipate, "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

      Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 5. Other Events and Regulation FD Disclosure.

      On February 26, 2004, United Heritage Corporation (the "Company") completed a final closing of a private sale of common stock to accredited investors at a price of $0.50 per share. In conjunction with the sale of the common stock, the Company issued warrants. For each share of common stock purchased, each investor received warrants to purchase two shares of the Company's common stock having exercise prices of $0.75 and $1.00, respectively. At the closing, the Company received $375,000 in gross proceeds.

      According to the terms of the stock purchase agreement, the Company shall use its best efforts to file a registration statement to register the shares of common stock and the shares underlying the warrants by March 31, 2004 and cause, or use its best efforts to cause the registration statement to be declared effective by May 28, 2004. The terms of the stock purchase agreement provide for the cash payment of 1% of the purchase price if the Company fails to file a registration statement or if the registration statement is not declared effective within the required time periods and if such failure continues for more than 30 days, the Company will pay the investors a cash payment equal to another 1% of the purchase price. If such failures continue thereafter, the Company shall pay the investors a cash payment equal to 2% of the purchase price per month until the failure is cured or January 30, 2005, whichever occurs first.

      The securities issued in the private placement have not been registered under the Securities Act of 1933, as amended, and until so registered the securities may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration. The offering requires the Company to prepare and file with the Securities and Exchange Commission a registration statement for the purpose of registering under the Securities Act of 1933 all of the shares of the Company's common stock that were sold to the investors pursuant to the Stock Purchase Agreements as well as the shares of common stock issuable upon exercise of the warrants.

      This announcement is not an offer to sell securities of United Heritage Corporation and any opportunity to participate in the private placement was available to a very limited group of accredited investors.

      The foregoing description of the private placement does not purport to be complete and is qualified in its entirety by reference to the form of Stock Purchase Agreement and Warrant which are filed as Exhibits to this report and are incorporated herein by reference.

ITEM 7. Financial Statements and Exhibits

      (a)   Financial Statements of Businesses Acquired. Not applicable.

      (b)   Pro Forma Financial Information Not applicable.

      (c)   Exhibits

          Exh. No.  Description
          --------  -----------

            10.1    Form of Stock Purchase Agreement

            10.2    Form of Warrant

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: March 1, 2004                     UNITED HERITAGE CORPORATION


                                        By: /s/ Walter Mize
                                           -------------------------------------
                                           Walter Mize
                                           Chief Executive Officer

                         Exhibits Filed With This Report

Exh. No.   Description
--------   -----------

  10.1     Form of Securities Purchase Agreement

  10.2     Form of Warrant